SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

SIERRA PACIFIC RESOURCES

(Exact name of registrant as specified in its charter)

Nevada	88-0198358
(State of incorporation or organization)	(IRS Employee Identification No.)

P.O. Box 30150 (6100 Neil Road), Reno, Nevada	89520-0024 (89511)
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c) check the following box. ☑	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d) check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-124083

Securities to be registered pursuant to Section 12(b) of the Act:

7.803 % Senior Notes due 2012
(Title of each class to be so registered)

New York Stock Exchange
(Name of each exchange on which each class is to be registered):

Securities to be registered pursuant to Section 12(g) of the Act:   NONE

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered

     Item 1 of the Registrant’s Registration Statement on Form 8-A, dated June 10, 2005, filed with the Securities and Exchange Commission is hereby amended and restated in its entirety as follows: The title of the class of securities to be registered hereunder is: 7.803% Senior Notes due 2012 (the “Senior Notes”). A description of the Senior Notes is set forth under the caption “Description of the Notes” in Sierra Pacific Resources’ remarketing prospectus supplement, dated June 9, 2005 and filed on June 10, 2005 (File No. 333-123885) pursuant to 424(b)4, which is hereby incorporated by reference into this Registration Statement. The Senior Notes are listed on the New York Stock Exchange under the symbol “SRP12”.

Item 2. Exhibits

Exhibit No.	Description
1	Indenture between Sierra Pacific Resources and The Bank of New York, as Trustee (filed as Exhibit 4.1 to Form 8-K filed May 22, 2000).

2	Amended and Restated Officers’ Certificate (filed as Exhibit 99.1 to form 8-K filed June 16, 2005).

3	Form of Senior Note attached to Exhibit 2 hereto.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 16, 2005	SIERRA PACIFIC RESOURCES
	By:	/s/ Michael W. Yackira
Michael W. Yackira
Corporate Executive Vice President and Chief Financial Officer